Exhibit 99.1

MWI APPOINTS CRAIG OLSON ITS BOARD OF DIRECTORS

Meridian, Idaho (April 27, 2006) – MWI Veterinary Supply, Inc. (“MWI”) (NASDAQ: MWIV) announced the appointment of
A. Craig Olson, CPA, 55, to its Board of Directors. Mr. Olson will also serve as a member of MWI’s audit committee and the Board of Directors has determined that he qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission.

Commenting on the appointment, Jim Cleary, President and Chief Executive Officer, said “Craig’s extensive experience with logistics and distribution and his proven success in financial leadership make him a strong addition to our board. I look forward to working closely with Craig as a member of our board and audit committee.”

Mr. Olson is the Managing Principal of The CAPROCK Group, Inc., an independent investment advisor. Mr. Olson also worked 28 years from 1974 to 2001with Albertson’s, Inc., one of the largest retail food and drug chains in the United States, where he served in various executive and management positions including Executive Vice President and Chief Financial Officer.

John F. McNamara, Chairman of the Board commented, “We are pleased to find someone with Craig’s expertise and experiences. He will add significant value to our board as we help strategically guide MWI’s future growth.”

MWI’s board of directors is currently conducting a search for candidates and intends to add another independent director to the board by August 2006, which will increase the size of MWI’s board of directors to seven directors.

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MWI is a leading distributor of animal health products to veterinarians across the United States of America. Products MWI sells include pharmaceuticals, vaccines, parasiticides, diagnostics, capital equipment, supplies, veterinary pet food and nutritional products. We market these products to veterinarians in both the companion animal and production animal markets. For more information about MWI, please visit our website at www.mwivet.com. For investor relations information please contact Mary Pat Thompson, Vice President and Chief Financial Officer at (208) 955-8930 or email investorrelations@mwivet.com.

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Important assumptions and other important factors that could cause actual results to differ materially from those set forth in the forward-looking information include vendor rebates based upon attaining certain growth goals; changes in the way vendors introduce products to market; the recall of a significant product by one of the Company’s vendors; seasonality; the impact of general economic trends on the Company’s business; the timing and effectiveness of marketing programs offered by the Company’s vendors; the timing of the introduction of new products and services by the Company’s vendors; regulatory matters; and competition. These other factors include changes in the rate of inflation; changes in state or federal legislation or regulation; the continued safety of the products the Company sells; and changes in the general economy.